Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-51447, 33-62283, 333-02137, 333-62661, 333-69082 and 333-103760 on Form S-3, Registration Statements No. 333-00843, 333-24869, 333-47583, 333-75235, 333-37390, 333-48434, 333-103750 and 333-105988, on Form S-4 and Registration Statements No. 033-61335, 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293 and 333-129011 on Form S-8 of our report dated March 2, 2006 (August 14, 2006 as to the inclusion of the Kraft Papers business in discontinued operations and reclassification of the assets and liabilities of the Kraft Papers business and Coated and Supercalendered Papers business as assets and liabilities held for sale and November 27, 2006 as to the inclusion of the Brazilian Coated Papers business in discontinued operations and reclassification of the assets and liabilities of the Brazilian Coated Papers business as assets and liabilities held for sale as described in Note 18) relating to the consolidated financial statements and financial statement schedule of International Paper Company, and our report dated March 2, 2006 on management’s report on the effectiveness of internal control over financial reporting appearing in this Current Report on Form 8-K, dated November 27, 2006 of International Paper Company.

New York, N.Y.

November 27, 2006